Exhibit (c)(vi) – CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION [****] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. Presentation to the Board of Directors Project Picasso Goldman Sachs & Co. LLC April 24, 2024 Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

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CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION Table of Contents I. Process Update II. Valuation Perspectives Appendix A: Supplementary Materials 3

CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION I. Process Update

CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION Summary of Party Engagement Sponsors (9) Strategics (5) [****] [****][****] [****][****] Initial Engagement (14) [****] [****] [****] [****] [****] [****] [****][****] [****] [****] [****] Executed NDA, Management Presentations and/or Deep Dive Meetings (8) [****] [****][****] [****] Conducted extensive Non-Binding financial diligence as well as follow up sessions on [****] Written Proposals Other product development, tech Received stack and R&D spend Process Update 5

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Goldman Sachs

Summary of Potential Bidders Feedback to Date

INVESTMENT BANKING

		MP	Diligence Sessions	Follow Up Q&A	Latest Developments
Tier 1 Sponsor	BainCapital	✓	✓	✓	■ Enthusiastic about the company and management and would like to get a transaction done by earnings ■ While they have received most of the information they need to this stage, they have requested additional time with management to walk through a product demo ■ **Current perspective on value based on assessment of market, retention, and product / growth initiatives**
Tier 1 Sponsor	[****]	✓	✓		■ Indicated a control transaction will be challenging and they would be willing to participate with another lead subject to valuation with flexibility to deploy capital from several pockets
Tier 1 Sponsor	[****]	✓	✓	✓	■ Complimentary of management and the process having spent time engaging through a management presentation, several diligence sessions, and multiple touch points with GS team ■ Through the process they validated their initial assumptions, but were not able to get to an above market deal given conservatism around AI and international and a conservative M&A case
Tier 1 Sponsor	[****]	✓	✓		■ Indicated this is a company with strong market leadership, strong organic and inorganic growth with tailwinds from AI ■ Commented that it will be tough to provide a notable premium to market, especially when factoring in the TRA; however, they would be interested in opportunities to provide liquidity through creative structures
Tier 1 Sponsor	[****]	✓	✓	✓	■ Indicated they have admiration for the company, but were having a hard time getting to a premium above market ■ Expressed concerns over underwriting the combination of forward growth + margin but indicated they would be interested in providing liquidity through a structured transaction
Tier 1 Sponsor	[****]	✓	✓	✓	■ Expressed uncertainty on reaching 3x MOIC within next ~3-4 years given combination of organic investment required coupled with delevering likely needed to go public again in that time frame
Strategics	[****]	✓			■ More positive on the end market than other times where they have discussed the sector historically; however, they do not have bandwidth to take on given [****] integration in another complicated market (healthcare) ■ However, they believe this is a company that aligns with senior leadership aspiration and would like to stay close over the longer term (e.g., if there would be another opportunity to consider in 4-5 years)
Strategics	[****]	✓	✓	✓	■ Conducted extensive financial diligence as well as follow up sessions on product development, tech stack and R&D spend ■ Continue to address diligence follow-up questions pertaining to financial profile

Initial Pass						
	[****]	[****]	[****]	[****]	[****]	[****]

Process Update 6

CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION Key Themes from Potential Bidder Feedback ◼ Respect for Picasso’s market leadership and quality of the business built to date ◼ Recent trends in net retention (potentially from ESSR funding roll off) could make longer term sustainable growth more challenging ◼ If funding headwinds are present, this could make the second half of the year more challenging ◼ Sponsors and strategics conveyed various challenges to submitting a proposal exceeding market prices for several reasons: — Combination of underwriting notable margin expansion coupled with plans to continue growing 10%+ through hold period — In particular, there was a view that the business requires a strong second half to the year and potential bidders models are highly sensitive to the net retention and organic growth required to meet 2024 budget and longer-term plan — Certain products including Schoology, SchoolMessenger, and Naviance are facing headwinds which puts pressure on the remaining cloud solutions — Historical growth from LMS is slowing and Picasso saw the benefits of several larger than normal contracts in the previous year — Conservatism in underwriting the full AI and International business plan – potential bidders often haircut these aspects in their plan given the early stages in both — Ability to underwrite full M&A plan available to Picasso as a private company — Most exit opportunities (e.g., sale to another sponsor) will prove challenging given anticipated scale of the business, especially in the current environment — Higher cost of capital at current rates makes returns more difficult and any M&A case more expensive — Limited IPO market over the past 2 years calls into question viability of clean exit — Capacity to take on control transaction given equity check likely required – some investors offered to think through structured solutions that would provide investment for funding M&A or potential secondary liquidity, but not a control transaction Note: Bold indicates Bain feedback. Process Update 7

CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION Summary of Bain Capital Proposal Date◼ April 24, 2024 ◼ $22.17 per share ($5.97B enterprise value) Headline Offer ◼ 25% premium to prior day’s closing share price Price ◼ 24x 2024E Unlevered Free Cash Flow of $248 Million ◼ Assumes $706M of net debt on Picasso’s balance sheet at close ◼ Assumes $500M liability associated with tax receivable agreement Offer Price Consideration ◼ Conversion of incentive units that vest at the transaction price into deferred cash awards to be paid out at the transaction price on the existing time-based vesting schedule ◼ Transaction will be funded through combination of equity funds from Bain Capital, third party equity co-investors, and third-party debt financing ◼ Request consent to include the following financing sources: Ares, Golub, Blackstone Credit, Financing HPS, Owl Rock, Sixth Street, Barclays, RBC, UBS, Jefferies and CalPERS. ◼ Require rollover from existing shareholders subject to Bain controlling a majority of the Pro Forma equity ◼ Completing diligence and signing definitive documentation by May 7, 2024 Timing ◼ Require any transaction in which the Sponsors [Vista and Onex] roll or in which there is a payment made under the Tax Receivable Agreement to be conditioned upon the approval of a fully-empowered special committee of the board comprised exclusively of directors Other independent from the Sponsors and approval of a majority of stockholders unaffiliated with the Sponsors Source: Bain Capital non-binding proposal dated April 24, 2024 . Process Update 8

CONFIDENTIAL – PRELIMINARY DRAFT II. Valuation Perspectives

CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION Picasso Stock Price History Since IPO $40.0 17-Apr-2024 Short-seller Spruce Point Management releases critical report Share Price Performance Since $30.0 Announcement: (11)% 52-Week High $ 25.16 $ 21.75 6-Month VWAP (2.9)% 3-Month VWAP $ 21.26 $ 21.14 1-Year VWAP $ 20.53 VWAP Since IPO $20.0 2-Year VWAP $ 19.90 Current $17.48 $ 16.41 52-Week Low $10.0 Jul-21 Jan-22 Jun-22 Nov-22 May-23 Oct-23 Apr-24 Source: FactSet; market data as of 22-Apr-2024 Note: Reflects trading performance from 28-Jul-2021 to 22-Apr-2024. Valuation Perspectives 10 Share Price (USD)

CONFIDENTIAL – PRELIMINARY DRAFT
SUBJECT TO MATERIAL REVISION

Goldman Sachs

Picasso Illustrative Analysis at Various Prices

INVESTMENT BANKING

($ in millions, except per share data)

		Current			Final Bain Bid
Illustrative Enterprise Value		**$ 4,463**	**$ 5,865**	**$ 5,951**	**$ 5,972**
(-) Net Debt as of 30-Sep-2024		(706)	(706)	(706)	(706)
Implied Equity Value (excl. TRA)		**$ 3,757**	**$ 5,158**	**$ 5,244**	**$ 5,266**
Fully Diluted Shares Outstanding as of 30-Jun-2024		214.94	214.94	214.94	214.94
Implied Share Price (excl. TRA)		**$ 17.48**	**$ 24.00**	**$ 24.40**	**$ 24.50**
(-) TRA Guided Value		(500)	(500)	(500)	(500)
Implied Equity Value (incl. TRA)		**$ 3,257**	**$ 4,658**	**$ 4,744**	**$ 4,766**
Implied Share Price (incl. TRA)		**$ 15.15**	**$ 21.67**	**$ 22.07**	**$ 22.17**
% Premium to Share Price Incl. TRA	**Current**				
to Current	*$ 17.48*	*(13)%*	*24 %*	*26 %*	*27 %*
to 52 Week High	*25.16*	*(40)*	*(14)*	*(12)*	*(12)*
to 52 Week Low	*16.41*	*(8)*	*32*	*35*	*35*
to 1 Month VWAP	*19.64*	*(23)*	*10*	*12*	*13*
to 3 Month VWAP	*21.26*	*(29)*	*2*	*4*	*4*
to 6 month VWAP	*21.75*	*(30)*	*(0)*	*1*	*2*
to 1 Year VWAP	*21.14*	*(28)*	*3*	*4*	*5*
to 2 Year VWAP	*19.90*	*(24)*	*9*	*11*	*11*
Implied Equity Value		**$ 3,257**	**$ 4,658**	**$ 4,744**	**$ 4,766**
% Premium to Share Price Exl. TRA	**Current**				
to Current	*$ 17.48*	*0 %*	*37 %*	*40 %*	*40 %*
to 52 Week High	*25.16*	*(31)*	*(5)*	*(3)*	*(3)*
to 52 Week Low	*16.41*	*7*	*46*	*49*	*49*
to 1 Month VWAP	*19.64*	*(11)*	*22*	*24*	*25*
to 3 Month VWAP	*21.26*	*(18)*	*13*	*15*	*15*
to 6 month VWAP	*21.75*	*(20)*	*10*	*12*	*13*
to 1 Year VWAP	*21.14*	*(17)*	*14*	*15*	*16*
to 2 Year VWAP	*19.90*	*(12)*	*21*	*23*	*23*
Implied Equity Value		**$ 3,757**	**$ 5,158**	**$ 5,244**	**$ 5,266**

Based on 9/30 balance sheet and $500mm TRA change of control value, per Picasso Management

Source: Picasso Management Plan; Company filings; market data as of 22-Apr-2024

Valuation Perspectives 11

CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION Picasso Illustrative Analysis at Various Prices (Cont’d) ($ in millions) Current Final Bain Bid Illustrative Enterprise Value $ 4,463 $ 5,865 $ 5,951 $ 5,972 Other Vertical EV / EBITDA (Management ) Metric Instructure Tyler Software CY2024E $ 277 16.1 x 21.2 x 21.5 x 21.6 x 14.0 x 32.8 x 28.4 x CY2025E 327 13.7 x 17.9 x 18.2 x 18.3 x 12.6 x 29.1 x 26.4 x Other Vertical EV / uFCF (Management ) Metric Instructure Tyler Software 1 CY2024E $ 248 18.0 x 23.6 x 24.0 x 24.1 x 16.0 x 44.2 x 34.4 x CY2025E 313 14.3 x 18.7 x 19.0 x 19.1 x 15.1 x 38.2 x 29.4 x Other Vertical EV / EBITDA (Street) Metric Instructure Tyler Software CY2024E $ 270 16.6 x 21.7 x 22.1 x 22.1 x 14.0 x 32.8 x 28.4 x CY2025E 307 14.5 x 19.1 x 19.4 x 19.5 x 12.6 x 29.1 x 26.4 x Other Vertical EV / uFCF (Street) Metric Instructure Tyler Software CY2024E $ 225 19.8 x 26.0 x 26.4 x 26.5 x 16.0 x 44.2 x 34.4 x CY2025E 278 16.1 x 21.1 x 21.4 x 21.5 x 15.1 x 38.2 x 29.4 x Source: Picasso Management Plan; Company filings; market data as of 22-Apr-2024 1 2024E uFCF normalized to exclude the $42mm of acquisition cash outflows. Valuation Perspectives 12

CONFIDENTIAL – PRELIMINARY DRAFT
SUBJECT TO MATERIAL REVISION

Goldman Sachs

Picasso Illustrative Standalone Valuation Summary

INVESTMENT BANKING

Methodology	Illustrative Share Price (Low)	Illustrative Share Price (High)	Commentary
Discounted Cash Flow	$ 18.00	$ 31.60	▪ 9.0% - 10.5% Discount Rate ▪ 2.0% - 4.0% Perpetuity Growth Rate ▪ 10.75 Year DCF ▪ Based on Picasso Management tax model
Present Value of Future Share Price (EBITDA)	$ 17.80	$ 27.40	▪ Picasso Management Plan: $327 - $439mm (2025E – 2027E EBITDA) ▪ High: 20.0x EV / NTM EBITDA ▪ Low: 16.0x EV / NTM EBITDA ▪ Cost of Equity: 11.0%
Present Value of Future Share Price (uFCF)	$ 21.60	$ 31.60	▪ Picasso Management Plan: $313 - $428mm (2025E – 2027E UFCF) ▪ High: 23.5x EV / NTM UFCF ▪ Low: 19.5x EV / NTM UFCF ▪ Cost of Equity: 11.0%
Precedent Premia (2019 to Present)	$ 21.10	$ 26.60	▪ Picasso share price of $17.48 (as of 22-Apr-2024) ▪ High: 75th Percentile of 51.9% ▪ Low: 25th Percentile of 20.9%
Precedent Transactions (2019 to Present)	$ 12.60	$ 35.10	▪ Picasso Management Plan: NTM EBITDA of $289mm ▪ High: 29.3x EV/NTM EBITDA ▪ Low: 12.6x EV/NTM EBITDA
For Reference: Historical Trading	$ 16.41	$ 25.16	▪ 52 Week Intra High: $25.16 (06-Feb-2024) ▪ 52 Week Intra Low: $16.41 (05-May-2023)
For Reference: Analyst Target Price	$ 22.50	$ 27.00	Median: $25.00 ▪ High PV of Price Target: $27.00 – BofA: 26-Feb-2024 ▪ Low PV of Price Target: $22.50 – UBS: 26-Feb-2024

Current Price: $ 17.48
Bain Bid excl. TRA $[24.50]
Bain Bid incl. TRA $22.17

Source: Picasso Management Plan; Market data as of 22-Apr-2024
Note: Illustrative share price includes the impact of TRA at ~$418M Book Value as of most recent public filings. Picasso guided potential bidders to ~$500M based on assumed $30 share price.

Valuation Perspectives 13

CONFIDENTIAL – PRELIMINARY DRAFT SUBJECT TO MATERIAL REVISION Appendix A: Supplementary Materials

CONFIDENTIAL – PRELIMINARY DRAFT
SUBJECT TO MATERIAL REVISION
INVESTMENT BANKING

Goldman Sachs

Common Stock Comparison ($ in millions, except per share data)

Company Name	Closing Price	% of 52-Week High	Fully Diluted Equity Value	Enterprise Value	EV / Revenue		EV / EBITDA		EV / uFCF	EV / uFCF	Revenue Growth		EBITDA Margin		uFCF Margin	
					CY2024	CY2025	CY2024	CY2025	CY2024	CY2025	LFQ	'23 - '25	CY2024	CY2025	CY2024	CY2025
Picasso (Management)	**$ 17.48**	**70 %**	**$ 3.8**	**$ 5.1**	**6.5 x**	**5.9 x**	**18.5 x**	**15.7 x**	**20.6 x**	**16.4 x**	**13 %**	**11 %**	**35 %**	**37 %**	**31 %**	**36 %**
Picasso (Street)	**$ 17.48**	**70 %**	**$ 3.8**	**$ 5.1**	**6.5 x**	**5.9 x**	**19.0 x**	**16.7 x**	**22.7 x**	**18.4 x**	**13 %**	**12 %**	**34 %**	**35 %**	**29 %**	**32 %**
Vertical Software Peers																
Appfolio	$ 214.79	86 %	$ 8.0	$ 7.8	10.1 x	8.5 x	39.2 x	29.9 x	52.2 x	41.6 x	39 %	18 %	26 %	28 %	19 %	20 %
AspenTech	197.08	85	12.7	12.5	10.6	9.6	25.5	21.6	32.7	28.2	6	9	42	45	32	34
Autodesk	217.13	81	47.7	47.7	8.0	7.2	21.3	19.0	33.3	23.9	11	10	37	38	24	30
Descartes	91.47	99	8.0	7.7	12.3	11.1	27.9	24.8	35.6	29.4	17	10	44	45	35	38
Guidewire	109.79	91	9.2	8.8	8.6	7.6	NM	43.0	NM	44.1	4	11	14	18	14	17
Instructure[1]	19.18	68	2.8	3.8	5.7	5.2	14.0	12.6	16.0	15.1	9	10	41	41	36	34
JAMF	19.15	86	2.7	2.8	4.6	4.0	28.9	18.1	29.5	16.6	16	14	16	22	15	24
Ncino	29.64	79	3.6	3.5	6.6	5.6	38.7	29.2	51.1	34.9	13	17	17	19	13	16
Paycor	70.58	86	11.0	10.4	9.1	7.6	NM	48.5	NM	NM	29	20	13	16	11	12
SPS Commerce	168.64	80	6.4	6.1	9.9	8.6	33.3	28.1	42.5	36.9	19	14	30	31	23	23
Tyler Technologies	411.41	93	17.9	18.4	8.7	7.9	32.8	29.1	44.2	38.2	6	10	26	27	20	21
Veeva	199.06	85	32.8	28.8	10.7	9.4	27.0	23.3	24.4	23.2	12	14	40	40	44	40
			Peer Mean		**8.7 x**	**7.7 x**	**28.8 x**	**27.3 x**	**36.1 x**	**30.2 x**	**15 %**	**13 %**	**29 %**	**31 %**	**24 %**	**26 %**
			Peer Median		**8.9 x**	**7.8 x**	**28.4 x**	**26.4 x**	**34.4 x**	**29.4 x**	**13 %**	**12 %**	**28 %**	**30 %**	**21 %**	**24 %**

Source: Picasso Management Plan; Company filings, FactSet median consensus estimates; market data as of 22-Apr-2024. Note: Maximum threshold for trading multiples set to 55.0x. [1] Instructure EV PF for incremental debt and cash used for Parchment acquisition in Q1 2024.

Supplementary Materials 15